Exhibit 21.01

LIST OF SUBSIDIARIES OF VOLITIONRX LIMITED

1.

Singapore Volition Pte Limited

Subisidiary of:  VolitionRX Limited

Jurisdiction of Formation:

Singapore

Names under which business is conducted:  Singapore Volition Pte Limited

2.

Belgian Volition SA

Subisidiary of:  Singapore Volition Pte Limited (99.9% owned)

Jurisdiction of Formation:

Belgium

Names under which business is conducted:  Belgian Volition SA

3.

HyperGenomics Pte Limited

Subisidiary of:  Singapore Volition Pte Limited (Wholly owned)

Jurisdiction of Formation:

Singapore

Names under which business is conducted:  HyperGenomics Pte Limited